SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 27, 2012,

Date of Report

Mondial Ventures, Inc.

Nevada	001-33202	27-441914
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

4625 West Nevso Dr. Suite 2 Las Vegas Nevada 89103

(Address of Principal Executive Offices)

(702) 253-7870

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective January 25, 2012 Rodney Henry resigned as CEO, President and Director (Chairman) of Mondial Ventures, Inc. Robert Fiallo, current COO Director will act as interim CEO and Chairperson of the Board of Directors. Jeff Sirianni will act as President and remain a director.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Mondial Ventures, Inc.

DATED: January 27, 2012	/s/ Robert Fiallo
Robert Fiallo
COO, and Director